                                         PROXY CARD OPPENHEIMER NEW JERSEY MUNICIPAL FUND PROXY CARD
                                            A SERIES OF OPPENHEIMER MULTI-STATE MUNICIPAL TRUST

                                  PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 5, 2002

The undersigned,  revoking prior proxies,  hereby appoints Robert Zack, Brian Wixted,  Katherine Feld, Denis Molleur,  and Kathleen Ives, and
each of them, as attorneys-in-fact  and proxies of the undersigned,  with full power of substitution,  to vote shares held in the name of the undersigned on the record date at the Special  Meeting of Shareholders  of Oppenheimer  New Jersey  Municipal Fund (the "Fund"),  a series of
Oppenheimer  Multi-State  Municipal Trust, to be held at 6803 South Tucson Way,  Englewood,  Colorado,80112,  on August 5, 2002, at 1:00 P.M.
Mountain time, or at any adjournment thereof,  upon the proposals described in the Notice of Meeting and accompanying Proxy Statement,  which have been received by the undersigned.

This proxy is  solicited  on behalf of the Fund's Board of  TRUSTEES,  and all  proposals  (set forth on the reverse side of this proxy card)
have been  proposed by the Board of TRUSTEES.  When properly  executed,  this proxy will be voted as indicated on the reverse side or "FOR" a proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters.
                                                                          VOTE VIA THE TELEPHONE:  1-800-597-7836
                                                                          CONTROL NUMBER:  999  9999  9999  999

                                                                          Note:  Please  sign  this  proxy  exactly  as your  name  or  names
                                                                          appears  hereon.   Each  joint  owner  should  sign.  Trustees  and
                                                                          other  fiduciaries  should  indicate  the  capacity  in which  they sign,  and  where  more  than one name  appears,  a  majority  must
                                                                          sign.  If  a  corporation,   partnership  or  other  entity,   this
                                                                          signature  should  be  that  of a duly  authorized  individual  who should state his or her title.

                                                                          Signature

                                                                          Signature of joint owner, if any

                                                                          Date

                   PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example:                                           FOR          AGAINST    FOR ALL
                                                                                                     ALL          ALL        EXCEPT
1.       To elect a Board of Trustees:

     01  Leon Levy                  02  Donald W. Spiro                03  John V. Murphy            [ ]          [  ]        [  ] .1
     04  Robert G. Galli            05  Phillip A. Griffiths           06  Benjamin Lipstein
     07  Elizabeth B. Moynihan      08  Kenneth A. Randall             09  Edward V. Regan
     10  Russell S. Reynolds, Jr.   11  Clayton K. Yeutter

     If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and write the nominee's number on the line provided below.  Your shares will be voted for the remaining nominee(s).

2.   To approve the elimination or amendment of certain fundamental investment policies of the Fund:    FOR      AGAINST   ABSTAIN
A.   Investing in real estate to clarify that the Fund
     may invest in REITs and other issuers that have interests in real estate                                [  ]       [  ]    [  ] 2.A
B.   Industry concentration                                                                                  [  ]       [  ]    [  ] 2.B
C.   Borrowing                                                                                               [  ]       [  ]    [  ] 2.C
D.   Lending portfolio securities                                                                            [  ]       [  ]    [  ] 2.D

3.   To approve an Amended and Restated Class B                                                              [ ]        [  ]    [  ] .3
     Distribution and Service Plan and Agreement (only Class B shareholders may vote on this proposal)